Exhibit 99.1

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Joseph E. Sutaris, EVP & Chief Financial Officer Office: (315) 445-7396

Community Financial System, Inc. Reports Fourth Quarter And Full Year 2024 Results

SYRACUSE, N.Y. — January 21, 2025 — Community Financial System, Inc. (the “Company”) (NYSE: CBU) reported fourth quarter and full year 2024 results that are included in the attached supplement. This earnings release, including supporting financial tables, is also available within the press releases section of the Company's investor relations website at: https://communityfinancialsystem.com/news. An archived webcast of the earnings call will be available on this site for one full year.

Fourth Quarter and Full Year 2024 Performance Summary

•	Fourth quarter net income of $49.8 million, or $0.94 per share, increased $0.31 per share from the prior year’s fourth quarter and increased $0.11 per share from the third quarter of 2024 while full year net income of $182.5 million, or $3.44 per share, increased $0.99 per share from the prior year

•	Fourth quarter operating net income[1] of $52.9 million, or $1.00 per share, increased $0.18 per share from the prior year’s fourth quarter and increased $0.12 per share from the third quarter of 2024 while full year operating net income[1] of $193.9 million, or $3.65 per share increased $0.08 per share from the prior year

•	Fourth quarter total revenues of $196.3 million, a new quarterly record for the Company, increased $19.3 million, or 10.9%, from the prior year’s fourth quarter and increased $7.3 million, or 3.9%, from the third quarter of 2024 while full year total revenues of $746.3 million increased $94.2 million, or 14.4%, from the prior year which included a $52.3 million realized loss on sales of investment securities

•	Fourth quarter net interest income of $120.0 million, a new quarterly record for the Company, increased $10.8 million, or 9.9%, from the prior year’s fourth quarter and increased $7.2 million, or 6.4%, from the third quarter of 2024 while full year net interest income of $449.1 million increased $11.8 million, or 2.7%, from the prior year resulting in the eighteenth consecutive year of net interest income growth

•	Fourth quarter total financial services (employee benefit services, insurance services and wealth management services) noninterest revenues of $56.0 million, a new quarterly record for the Company, increased $6.5 million, or 13.1%, from the prior year’s fourth quarter and increased $0.2 million, or 0.4%, from the third quarter of 2024 while full year financial services noninterest revenues of $217.9 million increased $20.9 million, or 10.6%, from the prior year

•	Fourth quarter operating pre-tax, pre-provision net revenue (“PPNR”)[1] of $74.3 million, or $1.40 per share, increased $0.27 per share from the prior year’s fourth quarter and increased $0.11 per share from the third quarter of 2024 while full year operating PPNR[1] of $273.6 million, or $5.15 per share, increased $0.39 per share from the prior year

•	Total ending loans of $10.43 billion increased $180.7 million, or 1.8%, from the end of the third quarter of 2024, marking the fourteenth consecutive quarter of loan growth, and increased $727.8 million, or 7.5%, from the end of the prior year

•	Total ending deposits of $13.44 billion decreased $34.5 million, or 0.3%, from the end of the third quarter of 2024 and increased $513.6 million, or 4.0%, from the end of the prior year

•	Tier 1 leverage ratio of 9.19% continues to substantially exceed the regulatory well-capitalized standard of 5.0%

1Non-GAAP Measure. For more information on Non-GAAP measures refer to “Non-GAAP Measures” section along with the Quarterly GAAP to Non-GAAP Reconciliations included within the “Summary of Financial Data (unaudited)” tables included within the Company’s earnings release supplement.

Company management will conduct an investor call at 11:00 a.m. (ET) today, January 21, 2025, to discuss the fourth quarter and full year 2024 results. The conference call can be accessed at 1-833-630-0464 (1-412-317-1809 if outside the United States and Canada). Investors may also listen live via the Internet at: https://app.webinar.net/0o75WawYdEm.

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $16 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, and Western Massachusetts. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 75 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Wealth Management operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company visit www.cbna.com or www.communityfinancialsystem.com.

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Joseph E. Sutaris, EVP & Chief Financial Officer Office: (315) 445-7396

Community Financial System, Inc. Reports Fourth Quarter And Full Year 2024 Results

SYRACUSE, N.Y. — January 21, 2025

Community Financial System, Inc. (the “Company”) (NYSE: CBU) reported net income of $49.8 million, or $0.94 per share, for the fourth quarter of 2024 and $182.5 million, or $3.44 per share, for full year 2024.

The Company also reported operating net income, a non-GAAP measure, of $52.9 million, or $1.00 per share, for the fourth quarter of 2024 and $193.9 million, or $3.65 per share, for full year 2024.

“Our Company had a very solid core operating performance for the fourth quarter with meaningful growth in net income, operating net income, a non-GAAP measure, and operating pre-tax, pre-provision net revenue (“PPNR”), a non-GAAP measure, over both last quarter and the prior year’s fourth quarter,” commented Dimitar A. Karaivanov, President and CEO.

“Reflecting on 2024, there is a lot to be pleased about such as margin expansion and excellent liquidity, robust fee income performance, strong credit quality and well-managed expenses. All four of our businesses – banking, employee benefit services, insurance services and wealth management services – achieved record revenues while our core operating performance improved as evidenced by a record full year operating PPNR per share, a non-GAAP measure, that increased $0.39, or 8.2%, from last year.”

Fourth Quarter 2024 Performance					Quarter-over- Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands, except per share data		4th Qtr 2024	3rd Qtr 2024	4th Qtr 2023	$	%	$	%
Operating Performance	Diluted Earnings Per Share	$0.94	$0.83	$0.63	$0.11	13.3%	$0.31	49.2%
	Operating Diluted Earnings Per Share[1]	1.00	0.88	0.82	0.12	13.6%	0.18	22.0%
	Operating Pre-Tax, Pre-Provision Net Revenue Per Share[1]	1.40	1.29	1.13	0.11	8.5%	0.27	23.9%

Return Metrics	Return on Assets	1.21%	1.09%	0.87%	-	0.12%	-	0.34%
	Operating Return on Assets[1]	1.29%	1.16%	1.13%	-	0.13%	-	0.16%
	Return on Equity	11.27%	10.21%	8.53%	-	1.06%	-	2.74%
	Operating Return on Equity[1]	11.99%	10.85%	11.10%	-	1.14%	-	0.89%

					Quarter-over- Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands, except per share data		4th Qtr 2024	3rd Qtr 2024	4th Qtr 2023	$	%	$	%
Revenues	Total Revenues	$196,287	$188,942	$176,959	$7,345	3.9%	$19,328	10.9%
	Total Operating Revenues[1]	196,040	189,096	176,907	6,944	3.7%	19,133	10.8%
	Noninterest Revenues	76,314	76,197	67,769	117	0.2%	8,545	12.6%
	Total Operating Noninterest Revenues[1]	76,067	76,351	67,717	(284)	(0.4%)	8,350	12.3%
	Noninterest Revenues/Total Revenues	38.9%	40.3%	38.3%	-	(1.4%)	-	0.6%
	Operating Noninterest Revenues/Operating Revenues (FTE)[1]	38.6%	40.2%	38.1%	-	(1.6%)	-	0.5%

Net Interest Income and Margin	Net Interest Income	$119,973	$112,745	$109,190	$7,228	6.4%	$10,783	9.9%
	Net Interest Margin	3.17%	3.03%	3.05%	-	0.14%	-	0.12%
	Net Interest Margin (FTE)[1]	3.20%	3.05%	3.07%	-	0.15%	-	0.13%

Balance Sheet and Funding	Total Ending Loans	$10,432,365	$10,251,674	$9,704,598	$180,691	1.8%	$727,767	7.5%
	Total Ending Deposits	13,441,707	13,476,171	12,928,121	(34,464)	(0.3%)	513,586	4.0%
	Cost of Total Deposits	1.23%	1.23%	0.98%	-	0.00%	-	0.25%
	Cost of Funds	1.38%	1.44%	1.08%	-	(0.06%)	-	0.30%

Risk Metrics	Annualized Loan Net Charge-Offs	0.12%	0.11%	0.10%	-	0.01%	-	0.02%
	Tier 1 Leverage Ratio	9.19%	9.12%	9.34%	-	0.07%	-	(0.15%)
	Loan-to-deposit ratio	77.6%	76.1%	75.1%	-	1.5%	-	2.5%
	Non-owner occupied and multifamily commercial real estate (“CRE”) / total bank-level regulatory capital	198%	199%	198%	-	(1%)	-	0%

1Non-GAAP Measure. For more information on Non-GAAP measures refer to “Non-GAAP Measures” section along with the Quarterly GAAP to Non-GAAP Reconciliations included within the “Summary of Financial Data (unaudited)” tables below.

Fourth Quarter 2024 Business Segment Results[2]					Quarter-over- Quarter Increase (Decrease)		Year-over-Year Increase (Decrease)
Dollars in thousands		4th Qtr 2024	3rd Qtr 2024	4th Qtr 2023	$	%	$	%
Banking and Corporate	Net interest income	$119,218	$111,846	$108,462	$7,372	6.6%	$10,756	9.9%
	Provision for credit losses	6,208	7,709	4,073	(1,501)	(19.5%)	2,135	52.4%
	Operating noninterest revenues	19,984	20,478	18,167	(494)	(2.4%)	1,817	10.0%
	Other segment expenses	83,454	84,170	82,531	(716)	(0.9%)	923	1.1%
	Adjusted income before income taxes	$49,540	$40,445	$40,025	$9,095	22.5%	$9,515	23.8%

Employee Benefit Services	Net interest income	$579	$723	$582	($144)	(19.9%)	($3)	(0.5%)
	Operating noninterest revenues	35,003	34,135	30,902	868	2.5%	4,101	13.3%
	Segment expenses	21,483	19,621	18,475	1,862	9.5%	3,008	16.3%
	Adjusted income before income taxes	$14,099	$15,237	$13,009	($1,138)	(7.5%)	$1,090	8.4%

Insurance Services	Net interest income	$38	$38	$26	$0	0.0%	$12	46.2%
	Operating noninterest revenues	12,203	13,671	11,621	(1,468)	(10.7%)	582	5.0%
	Segment expenses	11,478	10,830	9,954	648	6.0%	1,524	15.3%
	Adjusted income before income taxes	$763	$2,879	$1,693	($2,116)	(73.5%)	($930)	(54.9%)

Wealth Management Services	Net interest income	$138	$138	$120	$0	0.0%	$18	15.0%
	Operating noninterest revenues	10,238	9,242	8,214	996	10.8%	2,024	24.6%
	Segment expenses	6,723	7,376	6,585	(653)	(8.9%)	138	2.1%
	Adjusted income before income taxes	$3,653	$2,004	$1,749	$1,649	82.3%	$1,904	108.9%

2Refer to Quarterly Segment Information Reconciliations included within the “Summary of Financial Data (unaudited)” tables below for reconciliations of total segment results to consolidated Community Financial System, Inc. results.

Results of Operations

The Company reported fourth quarter 2024 net income of $49.8 million, or $0.94 per share. This compares to net income of $33.7 million, or $0.63 per share, for the fourth quarter of 2023. The $0.31 increase in earnings per share was driven by increases in net interest income and noninterest revenues and decreases in noninterest expenses and the number of fully diluted shares outstanding, partially offset by increases in the provision for credit losses and income taxes. Comparatively, the Company’s diluted earnings per share increased $0.11 from $0.83 per share for the linked third quarter of 2024 primarily due to increases in net interest income and noninterest revenues and a decrease in the provision for credit losses, partially offset by increases in income taxes and noninterest expenses.

Net Interest Income and Net Interest Margin

The Company’s fourteenth consecutive quarter of loan growth supported continued expansion in interest income while abating funding cost pressures drove lower interest expense, resulting in net interest income growth and margin expansion.

•	Net interest income in the fourth quarter of 2024 was $120.0 million, up $10.8 million, or 9.9%, compared to the fourth quarter of 2023, and up $7.2 million, or 6.4%, from the third quarter of 2024.
•	Net interest margin for the fourth quarter of 3.17% and fully tax-equivalent net interest margin, a non-GAAP measure, of 3.20% increased 12 basis points and 13 basis points, respectively, from the fourth quarter of 2023. These increases were primarily the result of higher yields on interest-earning assets and a higher proportion of those assets being comprised of loan balances due to strong organic loan growth, partially offset by an increase in the cost of interest-bearing liabilities.
•	The yield on interest-earning assets increased 41 basis points to 4.52% over the prior year’s fourth quarter primarily driven by higher loan yields.
•	The cost of interest-bearing liabilities increased 36 basis points from 1.48% in the fourth quarter of 2023 to 1.84% in the fourth quarter of 2024 as a result of market-driven higher deposit and borrowing rates and change in deposit mix as the proportion of higher cost money market and time deposit balances increased.
•	On a linked quarter basis, net interest margin and fully tax-equivalent net interest margin, a non-GAAP measure, increased by 14 basis points and 15 basis points, respectively. The cost of funds decreased six basis points, including a nine basis point decrease in the cost of interest-bearing liabilities, while the yield on interest-earning assets increased nine basis points. The decrease in the cost of interest-bearing liabilities included a one basis point decrease in the average interest-bearing deposit rate and a 51 basis point decrease in the average borrowing rate impacted by a decrease in the proportion of higher rate average overnight borrowings to total average borrowings.

Noninterest Revenues

The Company’s banking and financial services (including employee benefit services, insurance services and wealth management services) noninterest revenue streams generated 38.8% of total revenues in the fourth quarter.

•	Banking noninterest revenues, comprised of deposit service and other banking fees and mortgage banking revenues, were $20.1 million for the fourth quarter of 2024, an increase of $1.9 million, or 10.2%, from the fourth quarter of 2023 and a decrease of $0.5 million, or 2.6%, from the third quarter of 2024. The increase from the prior year’s fourth quarter was due in part to customer interest rate swap fee revenues associated with the Company’s recent implementation of this product offering and an increase in mortgage banking revenues as sales of secondary market eligible residential mortgage loans rose in the current year. The decrease from the linked third quarter was primarily due to lower customer interest rate swap fee revenues.
•	Employee benefit services revenues for the fourth quarter of 2024 were $33.9 million, an increase of $3.9 million, or 13.1%, in comparison to the fourth quarter of 2023 and $0.7 million, or 2.2%, from the third quarter of 2024, driven by new business and increases in total participants under administration, along with growth in asset-based fee revenues resulting from market appreciation. Additionally, the acquisition of certain assets of Creative Plan Designs Limited on February 1, 2024 added fee revenues related to employee benefit plan design, administration and consulting that contributed to the year-over-year increase.
•	Insurance services revenues for the fourth quarter of 2024 were $12.2 million, which represents a $0.6 million, or 5.0%, increase versus the prior year’s fourth quarter and $1.5 million, or 10.8%, decrease from the third quarter of 2024. The increase from the prior year’s fourth quarter was due to organic and acquired growth in commission revenues, while the decrease from the linked third quarter was driven by the seasonality of insurance policy renewals.
•	Wealth management services revenues for the fourth quarter of 2024 totaled $9.9 million, an increase of $2.0 million, or 24.9%, from the fourth quarter of 2023 and $1.0 million, or 11.0%, from the third quarter of 2024, reflective of more favorable investment market conditions that drove increases in assets under management between the periods and an increase in investment advisory customer accounts.

Noninterest Expenses and Income Taxes

The Company continues to maintain a focus on managing expenses consistent with its organic growth strategies and scale objectives, while evaluating efficiency opportunities and the enhancement of operating leverage in all lines of business.

•	The Company recorded $125.5 million in total noninterest expenses in the fourth quarter of 2024, compared to $129.1 million of total noninterest expenses in the prior year’s fourth quarter. The $3.6 million, or 2.8%, decrease between the periods was mainly driven by non-operating expenses incurred in the prior year’s fourth quarter including $5.8 million of litigation expense, $2.2 million of acquisition-related contingent consideration adjustments and $1.2 million of restructuring expenses. Excluding the impact of these items, noninterest expenses increased $5.6 million, or 4.7%, primarily due to higher salaries and employee benefits and data processing and communications expenses.
•	Salaries and employee benefits expenses increased $4.7 million, or 6.5%, primarily driven by merit and market-related increases in employee wages, higher medical benefit costs and acquisitions between the periods which increased the number of employees in the financial services businesses, partially offset by the impact of the previously announced retail banking customer service workforce optimization plan.
•	Data processing and communications expenses increased $1.6 million, or 11.2%, reflective of the Company’s continued investment in customer-facing and back-office technologies.
•	The effective tax rate for the fourth quarter of 2024 was 22.8%, down from 23.0% in the fourth quarter of 2023. The effective tax rate for full year 2024 was 22.9%, up from 21.6% for full year 2023. Excluding the impact of tax benefits related to stock-based compensation activity and amortization of income tax credit investments, the effective tax rate for full year 2024 was 19.0%, down from 21.0% for full year 2023, driven by the recognition of certain solar energy income tax credits during the fourth quarter of 2024.

Financial Position and Liquidity

The Company’s financial position and liquidity profile remain strong, demonstrating the effectiveness of its strategic asset and liability management and prudent financial planning.

•	The Company’s total assets were $16.39 billion at December 31, 2024, representing an $830.3 million, or 5.3%, increase from one year prior and an $18.7 million, or 0.1%, decrease from the end of the third quarter of 2024. The increase in the Company’s total assets from the end of the prior year was primarily driven by organic loan growth.
•	At December 31, 2024, the Company’s readily available sources of liquidity totaled $5.77 billion, including unrestricted cash and cash equivalents balances of $191.9 million, investment securities unpledged as collateral totaling $1.73 billion, unused borrowing capacity at the Federal Home Loan Bank of New York of $1.18 billion and $2.67 billion of funding availability at the Federal Reserve Bank’s discount window. During the fourth quarter of 2024, the Company pledged additional loans with the Federal Reserve Bank which increased its total sources of available liquidity by approximately $1.45 billion.
•	The Company’s readily available sources of liquidity represents over 240% of the Company’s estimated uninsured deposits, net of collateralized and intercompany deposits.
•	Estimated insured deposits, net of collateralized and intercompany deposits, represent greater than 80% of fourth quarter total ending deposits.

Deposits and Funding

The Company continues to leverage its strong core deposit base, characterized by low funding costs, to support its financial operations.

•	Ending deposits at December 31, 2024 of $13.44 billion were $34.5 million, or 0.3%, lower than the end of the third quarter of 2024 due to seasonal outflows of governmental deposit balances. Ending deposits were $513.6 million, or 4.0%, higher than one year prior primarily driven by higher governmental deposit balances reflective of competitive offerings and expansion of governmental deposit relationships due in part to the Company’s business development efforts.
•	Ending borrowings of $998.9 million at December 31, 2024, which included $610.6 million of fixed rate Federal Home Loan Bank of New York term borrowings, $261.6 million of customer repurchase agreements, $118.0 million of overnight borrowings and $8.7 million of finance lease liabilities, increased $50.4 million, or 5.3%, from September 30, 2024 and increased $233.7 million, or 30.5%, from one year prior and supplemented the funding of strong loan growth.
•	The Company’s average cost of funds increased 30 basis points, from 1.08% in the fourth quarter of 2023 to 1.38% in the fourth quarter of 2024, but decreased six basis points from the third quarter of 2024.
•	The quarterly average cost of total deposits of 1.23% remained consistent with the prior two quarters and comparatively low relative to the industry.
•	The Company’s deposit base is well diversified across customer segments, comprised of approximately 59% consumer, 26% business and 15% governmental at the end of the current quarter, and broadly dispersed as illustrated by an average deposit balance per account of under $20,000.
•	65% of the Company’s total deposits were in no and low rate checking and savings accounts at the end of 2024 and the Company does not currently utilize brokered or wholesale deposits. Time deposit accounts represented 16% of the Company’s total deposits at the end of 2024, up three percentage points from the end of 2023 and consistent with the end of the prior quarter. The increase from one year ago is reflective of customers responding to changes in market interest rates by moving funds into higher yielding products.

Loans and Credit Quality

The Company’s predominantly footprint-based loan portfolio is diversified and growing, with a core focus on credit quality.

•	Ending loans at December 31, 2024 of $10.43 billion were $180.7 million, or 1.8%, higher than September 30, 2024 and $727.8 million, or 7.5%, higher than one year prior driven by net organic growth in the overall business and consumer lending portfolios.
•	At December 31, 2024, the Company’s allowance for credit losses totaled $79.1 million, or 0.76% of total loans outstanding, compared to $76.2 million, or 0.74% of total loans outstanding, at September 30, 2024 and $66.7 million, or 0.69% of total loans outstanding, at December 31, 2023.
•	The Company recorded a $6.2 million provision for credit losses during the fourth quarter of 2024 reflective of a slight decline in certain asset quality metrics, an increase in loans outstanding and a stable economic forecast. While certain macroeconomic concerns still persist related to non-owner occupied and multifamily CRE, the Company’s exposure to these portfolios remains diverse both geographically and by property type, and relatively low at 16% of total assets, 24% of total loans and 198% of total bank-level regulatory capital. Additionally, the current levels of delinquencies, charge-offs and criticized risk rated loans within these portfolios remain below long-term historical averages, reflecting the strong asset quality of these portfolios.
•	The Company recorded net charge-offs of $3.2 million, or an annualized 0.12% of average loans, in the fourth quarter of 2024 compared to net charge-offs of $2.3 million, or an annualized 0.10% of average loans, in the fourth quarter of 2023 and net charge-offs of $2.8 million, or an annualized 0.11% of average loans, in the third quarter of 2024.
•	Total delinquent loans, which includes loans 30 or more days past due and nonaccrual loans, as a percentage of total loans outstanding was 1.24% at the end of 2024. This compares to 1.06% at the end of 2023 and 1.07% at September 30, 2024.
•	At December 31, 2024, nonperforming (90 or more days delinquent and non-accruing) loans were $73.4 million, or 0.70% of total loans outstanding compared to $62.8 million, or 0.61% of total loans outstanding at September 30, 2024 and $54.6 million, or 0.56% of total loans outstanding one year earlier. The increase in nonperforming loans during the fourth quarter of 2024 was primarily attributable to an increase in nonaccrual business lending loan balances, driven largely by the performance of one relationship in the multifamily CRE portfolio.
•	Loans 30 to 89 days delinquent (categorized by the Company as delinquent but performing), which tend to exhibit seasonal characteristics, were 0.54% of total loans outstanding at December 31, 2024, up from 0.46% at the end of the third quarter of 2024 and 0.50% one year earlier.

Shareholders’ Equity and Regulatory Capital

The Company’s capital planning and management activities, coupled with its diversified streams of revenue and prudent dividend practices, have allowed it to build and maintain a strong capital position. At December 31, 2024, all of the Company’s and Community Bank, N.A.’s regulatory capital ratios significantly exceeded well-capitalized standards.

•	Shareholders’ equity of $1.76 billion at December 31, 2024 was $64.9 million, or 3.8%, higher than one year ago, primarily due to an $86.5 million increase in retained earnings, partially offset by a $44.9 million increase in treasury stock due to share repurchases. Shareholders’ equity decreased $22.1 million, or 1.2%, from September 30, 2024, primarily driven by a $62.6 million increase in accumulated other comprehensive loss related to the Company’s investment securities portfolio, partially offset by a $25.5 million increase in retained earnings.
•	The Company’s shareholders’ equity to assets ratio was 10.76% at December 31, 2024, down from 10.92% at December 31, 2023 and 10.88% at September 30, 2024.
•	The Company’s tier 1 leverage ratio of 9.19% at December 31, 2024 decreased 15 basis points from one year earlier and increased seven basis points from September 30, 2024, remaining substantially above the regulatory well-capitalized standard of 5.0%.
•	The Company’s tangible equity to tangible assets ratio (non-GAAP) was 5.83% at December 31, 2024, up from 5.75% a year earlier and down from 5.97% at September 30, 2024. Tangible equity (non-GAAP) increased $60.8 million, or 7.2%, from one year prior due to the aforementioned increase in retained earnings, partially offset by the impact of share repurchases between the periods. Tangible assets (non-GAAP) increased $826.2 million, or 5.6%, from the prior year due primarily to organic loan growth.

Dividend Increase and Stock Repurchase Program

The payment of a meaningful and growing dividend is an important component of the Company’s commitment to provide consistent and favorable long-term returns to its shareholders, and it reflects the continued strength of the Company’s long-term operating results and capital position, and management’s confidence in the future performance of the Company. The $0.01 increase in the quarterly dividend declared in the third quarter of 2024 marked the 32nd consecutive year of dividend increases for the Company.

•	During the fourth quarter of 2024, the Company declared a quarterly cash dividend of $0.46 per share on its common stock, up 2.2% from the $0.45 dividend declared in the fourth quarter of 2023, representing an annualized yield of 2.9% based upon on the $63.26 closing price of the Company’s stock on January 17, 2025.
•	In December 2024, the Company’s Board of Directors (the “Board”) approved a stock repurchase program authorizing the repurchase of up to 2.63 million shares, or 5.0% of the Company’s common stock outstanding during the twelve-month period starting January 1, 2025. Such repurchases may be made at the discretion of the Company’s senior management based on market conditions and other relevant factors and will be acquired through open market or privately negotiated transactions as permitted under Rule 10b-18 of the Securities Exchange Act of 1934 and other applicable regulatory and legal requirements. As previously announced, in December 2023 the Board approved a stock repurchase program authorizing the repurchase of up to 2.70 million shares of the Company’s stock during a twelve-month period starting January 1, 2024. There were 1,000,000 shares repurchased pursuant to the 2024 stock repurchase program in 2024. No shares were repurchased pursuant to the 2024 stock repurchase program in the fourth quarter of 2024. The 2024 stock repurchase authorization expired on December 31, 2024.

Non-GAAP Measures

The Company also provides supplemental reporting of its results on an “operating” and “tangible” basis. Results on an “operating” basis exclude the after-tax effects of acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sales of investment securities, unrealized gain (loss) on equity securities and amortization of intangible assets. Results on a “tangible” basis exclude goodwill and intangible asset balances, net of accumulated amortization and applicable deferred tax amounts. In addition, the Company provides supplemental reporting for “operating pre-tax, pre-provision net revenues,” which subtracts the provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sales of investment securities, unrealized gain (loss) on equity securities and amortization of intangible assets from income before income taxes. Although these items are non-GAAP measures, the Company’s management believes this information helps investors and analysts measure underlying core performance and provides better comparability to other organizations that have not engaged in acquisitions or restructuring activities. The Company also provides supplemental reporting of its net interest income and net interest margin on a “fully tax-equivalent” basis, which includes an adjustment to net interest income that represents taxes that would have been paid had nontaxable investment securities and loans been taxable. Although fully tax-equivalent net interest income and net interest margin are non-GAAP measures, the Company’s management believes this information helps enhance comparability of the performance of assets that have different tax liabilities. The amounts for such items are presented in the tables that accompany this release.

Conference Call Scheduled

Company management will conduct an investor call at 11:00 a.m. (ET) today, January 21, 2025, to discuss the fourth quarter and full year 2024 results. The conference call can be accessed at 1-833-630-0464 (1-412-317-1809 if outside the United States and Canada). Investors may also listen live via the Internet at: https://app.webinar.net/0o75WawYdEm.

This earnings release, including supporting financial tables, is also available within the news section of the Company's investor relations website at: https://communityfinancialsystem.com/news/. An archived webcast of the earnings call will be available on this site for one full year.

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $16 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont and Western Massachusetts. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 75 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Wealth Management operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about Community Bank visit www.cbna.com or www.communityfinancialsystem.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of CBU’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause the actual results of CBU’s operations to differ materially from its expectations: the macroeconomic and other challenges and uncertainties related to or resulting from recent bank failures; current and future economic and market conditions, including the effects on CRE and housing or vehicle prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, geopolitical matters, and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the potential adverse effects of unusual and infrequently occurring events; litigation and actions of regulatory authorities; management’s estimates and projections of interest rates and interest rate policies; the effect of changes in the level of checking, savings, or money market account deposit balances and other factors that affect net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; ability to contain costs in inflationary conditions; the effect on financial market valuations on CBU’s fee income businesses, including its employee benefit services, wealth management services, and insurance services businesses; the successful integration of operations of its acquisitions and performance of new branches; competition; changes in legislation or regulatory requirements, including capital requirements; and the timing for receiving regulatory approvals and completing pending merger and acquisition transactions. For more information about factors that could cause actual results to differ materially from CBU’s expectations, refer to its annual, periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under the “Risk Factors” section of such reports filed with the SEC and available on CBU’s website at www.communityfinancialsystem.com and on the SEC’s website at www.sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and CBU undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	Quarter Ended		Year-to-Date
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Earnings
Loan income	$144,638	$122,392	$545,767	$445,167
Investment income	25,293	23,934	97,761	96,221
Total interest income	169,931	146,326	643,528	541,388
Interest expense	49,958	37,136	194,411	104,103
Net interest income	119,973	109,190	449,117	437,285
Provision for credit losses	6,208	4,073	22,773	11,203
Net interest income after provision for credit losses	113,765	105,117	426,344	426,082
Deposit service and other banking fees	19,315	18,003	74,123	69,377
Mortgage banking	746	196	4,421	595
Employee benefit services	33,950	30,015	130,981	117,961
Insurance services	12,181	11,599	50,249	47,094
Wealth management services	9,875	7,904	36,668	31,941
Loss on sales of investment securities	0	0	(487)	(52,329)
Gain on debt extinguishment	0	0	0	242
Unrealized gain (loss) on equity securities	247	52	1,231	(47)
Total noninterest revenues	76,314	67,769	297,186	214,834
Salaries and employee benefits	76,247	71,595	300,779	281,803
Data processing and communications	16,327	14,685	61,843	57,585
Occupancy and equipment	10,995	10,715	43,658	42,550
Amortization of intangible assets	3,437	3,563	14,259	14,511
Legal and professional fees	3,800	3,792	15,323	15,921
Business development and marketing	4,510	3,635	16,059	15,731
Acquisition-related contingent consideration adjustments	400	2,200	244	3,280
Litigation accrual	(83)	5,800	138	5,800
Acquisition expenses	8	7	213	63
Restructuring expenses	0	1,163	0	1,163
Other	9,898	11,936	34,309	34,278
Total noninterest expenses	125,539	129,091	486,825	472,685
Income before income taxes	64,540	43,795	236,705	168,231
Income taxes	14,747	10,089	54,224	36,307
Net income	$49,793	$33,706	$182,481	$131,924
Basic earnings per share	$0.94	$0.63	$3.44	$2.45
Diluted earnings per share	$0.94	$0.63	$3.44	$2.45

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024				2023
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Earnings
Loan income	$144,638	$140,472	$133,159	$127,498	$122,392
Investment income	25,293	23,428	23,879	25,161	23,934
Total interest income	169,931	163,900	157,038	152,659	146,326
Interest expense	49,958	51,155	47,629	45,669	37,136
Net interest income	119,973	112,745	109,409	106,990	109,190
Provision for credit losses	6,208	7,709	2,708	6,148	4,073
Net interest income after provision for credit losses	113,765	105,036	106,701	100,842	105,117
Deposit service and other banking fees	19,315	19,537	17,364	17,907	18,003
Mortgage banking	746	1,055	2,275	345	196
Employee benefit services	33,950	33,215	32,118	31,698	30,015
Insurance services	12,181	13,652	13,307	11,109	11,599
Wealth management services	9,875	8,892	8,691	9,210	7,904
Loss on sales of investment securities	0	(255)	(232)	0	0
Unrealized gain on equity securities	247	101	867	16	52
Total noninterest revenues	76,314	76,197	74,390	70,285	67,769
Salaries and employee benefits	76,247	78,022	73,447	73,063	71,595
Data processing and communications	16,327	15,894	15,274	14,348	14,685
Occupancy and equipment	10,995	10,586	10,715	11,362	10,715
Amortization of intangible assets	3,437	3,369	3,877	3,576	3,563
Legal and professional fees	3,800	3,723	3,459	4,341	3,792
Business development and marketing	4,510	4,365	4,139	3,045	3,635
Acquisition-related contingent consideration adjustments	400	(156)	0	0	2,200
Litigation accrual	(83)	102	0	119	5,800
Acquisition expenses	8	66	104	35	7
Restructuring expenses	0	0	0	0	1,163
Other	9,898	8,232	7,984	8,195	11,936
Total noninterest expenses	125,539	124,203	118,999	118,084	129,091
Income before income taxes	64,540	57,030	62,092	53,043	43,795
Income taxes	14,747	13,129	14,177	12,171	10,089
Net income	$49,793	$43,901	$47,915	$40,872	$33,706
Basic earnings per share	$0.94	$0.83	$0.91	$0.77	$0.63
Diluted earnings per share	$0.94	$0.83	$0.91	$0.76	$0.63
Profitability (GAAP)
Return on assets (GAAP)	1.21%	1.09%	1.22%	1.04%	0.87%
Return on equity (GAAP)	11.27%	10.21%	11.79%	9.78%	8.53%
Noninterest revenues/total revenues (GAAP)	38.9%	40.3%	40.5%	39.6%	38.3%
Efficiency ratio (GAAP)	64.0%	65.7%	64.7%	66.6%	72.9%
Profitability (non-GAAP)
Operating return on assets (non-GAAP)	1.29%	1.16%	1.29%	1.11%	1.13%
Operating return on equity (non-GAAP)	11.99%	10.85%	12.43%	10.47%	11.10%
Return on tangible equity (non-GAAP)	21.97%	20.53%	24.90%	19.94%	18.75%
Operating return on tangible equity (non-GAAP)	23.36%	21.80%	26.25%	21.36%	24.38%
Operating noninterest revenues/operating revenues (FTE) (non-GAAP)	38.6%	40.2%	40.1%	39.4%	38.1%
Operating efficiency ratio (non-GAAP)	61.8%	63.6%	62.5%	64.1%	65.4%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024				2023
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Components of Net Interest Margin (FTE)
Loan yield	5.58%	5.51%	5.38%	5.25%	5.08%
Cash equivalents yield	4.71%	4.90%	5.10%	5.39%	5.49%
Investment yield	2.15%	2.05%	2.11%	2.02%	2.03%
Earning asset yield	4.52%	4.43%	4.35%	4.24%	4.11%
Interest-bearing deposit rate	1.68%	1.69%	1.68%	1.56%	1.37%
Borrowing rate	3.57%	4.08%	3.71%	3.81%	3.12%
Cost of all interest-bearing funds	1.84%	1.93%	1.83%	1.77%	1.48%
Cost of total deposits	1.23%	1.23%	1.23%	1.14%	0.98%
Cost of funds (includes noninterest-bearing deposits)	1.38%	1.44%	1.37%	1.31%	1.08%
Net interest margin	3.17%	3.03%	3.01%	2.95%	3.05%
Net interest margin (FTE) (non-GAAP)	3.20%	3.05%	3.04%	2.98%	3.07%
Fully tax-equivalent adjustment (non-GAAP)	$882	$872	$953	$1,014	$1,037
Average Balances
Loans	$10,331,217	$10,155,343	$9,969,462	$9,788,707	$9,583,396
Cash equivalents	93,910	38,481	48,872	230,299	113,071
Taxable investment securities	4,187,538	4,165,783	4,119,882	4,071,256	4,032,386
Nontaxable investment securities	423,323	436,762	466,757	488,381	493,434
Total interest-earning assets	15,035,988	14,796,369	14,604,973	14,578,643	14,222,287
Total assets	16,324,320	16,058,219	15,778,974	15,796,867	15,333,131
Interest-bearing deposits	9,871,799	9,537,203	9,679,296	9,462,083	9,266,908
Borrowings	915,475	1,030,199	785,946	936,588	665,322
Total interest-bearing liabilities	10,787,274	10,567,402	10,465,242	10,398,671	9,932,230
Noninterest-bearing deposits	3,603,416	3,611,755	3,534,516	3,570,902	3,706,781
Shareholders' equity	1,757,467	1,709,791	1,633,875	1,681,211	1,567,381
Balance Sheet Data
Cash and cash equivalents	$197,004	$346,110	$201,493	$338,381	$190,962
Investment securities	4,218,386	4,287,551	4,166,562	4,152,114	4,165,312
Loans:
Business lending	4,505,178	4,391,629	4,294,173	4,220,199	4,084,396
Consumer mortgage	3,489,780	3,427,317	3,368,166	3,317,467	3,285,018
Consumer indirect	1,767,655	1,780,586	1,723,002	1,716,028	1,703,440
Home equity	477,425	460,964	452,013	446,056	446,515
Consumer direct	192,327	191,178	186,503	183,750	185,229
Total loans	10,432,365	10,251,674	10,023,857	9,883,500	9,704,598
Allowance for credit losses	79,114	76,167	71,442	70,091	66,669
Goodwill and intangible assets, net	901,471	900,623	905,780	904,439	897,987
Other assets	715,932	694,909	680,566	650,327	663,563
Total assets	16,386,044	16,404,700	15,906,816	15,858,670	15,555,753
Deposits:
Noninterest-bearing	3,557,219	3,586,845	3,649,389	3,554,686	3,638,527
Non-maturity interest-bearing	7,707,037	7,704,925	7,446,935	7,835,543	7,569,131
Time	2,177,451	2,184,401	2,041,564	1,961,793	1,720,463
Total deposits	13,441,707	13,476,171	13,137,888	13,352,022	12,928,121
Customer repurchase agreements	261,553	317,448	215,453	287,241	304,595
Other borrowings	737,312	630,970	716,721	395,122	460,603
Accrued interest and other liabilities	182,637	195,164	166,574	167,330	164,497
Total liabilities	14,623,209	14,619,753	14,236,636	14,201,715	13,857,816
Shareholders' equity	1,762,835	1,784,947	1,670,180	1,656,955	1,697,937
Total liabilities and shareholders' equity	16,386,044	16,404,700	15,906,816	15,858,670	15,555,753

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024				2023
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Capital and Other
Shareholders’ equity/total assets (GAAP)	10.76%	10.88%	10.50%	10.45%	10.92%
Tangible equity/tangible assets (non-GAAP)	5.83%	5.97%	5.38%	5.32%	5.75%
Tier 1 leverage ratio	9.19%	9.12%	9.07%	9.01%	9.34%
Loan-to-deposit ratio	77.6%	76.1%	76.3%	74.0%	75.1%
Diluted weighted average common shares outstanding	53,078	52,911	52,935	53,467	53,665
Period end common shares outstanding	52,668	52,546	52,523	52,765	53,327
Cash dividends declared per common share	$0.46	$0.46	$0.45	$0.45	$0.45
Book value (GAAP)	$33.47	$33.97	$31.80	$31.40	$31.84
Tangible book value (non-GAAP)	$17.20	$17.66	$15.41	$15.12	$15.85
Common stock price at quarter-end	$61.68	$58.07	$47.21	$48.03	$52.11
Asset Quality
Nonaccrual loans	$66,387	$59,013	$47,407	$44,904	$48,687
Accruing loans 90+ days delinquent	7,000	3,833	3,106	4,554	5,886
Total nonperforming loans	73,387	62,846	50,513	49,458	54,573
Other real estate owned (OREO)	2,781	2,279	1,662	1,742	1,159
Total nonperforming assets	76,168	65,125	52,175	51,200	55,732
Net charge-offs	3,211	2,772	1,286	2,840	2,337
Allowance for credit losses/loans outstanding	0.76%	0.74%	0.71%	0.71%	0.69%
Nonperforming loans/loans outstanding	0.70%	0.61%	0.50%	0.50%	0.56%
Allowance for credit losses/nonperforming loans	108%	121%	141%	142%	122%
Net charge-offs/average loans	0.12%	0.11%	0.05%	0.12%	0.10%
Delinquent loans/ending loans	1.24%	1.07%	0.95%	0.93%	1.06%
Provision for credit losses/net charge-offs	193%	278%	211%	216%	174%
Nonperforming assets/total assets	0.46%	0.40%	0.33%	0.32%	0.36%
Quarterly GAAP to Non-GAAP Reconciliations
Operating pre-tax, pre-provision net revenue (non-GAAP)
Net income (GAAP)	$49,793	$43,901	$47,915	$40,872	$33,706
Income taxes	14,747	13,129	14,177	12,171	10,089
Income before income taxes	64,540	57,030	62,092	53,043	43,795
Provision for credit losses	6,208	7,709	2,708	6,148	4,073
Pre-tax, pre-provision net revenue (non-GAAP)	70,748	64,739	64,800	59,191	47,868
Acquisition expenses	8	66	104	35	7
Acquisition-related contingent consideration adjustments	400	(156)	0	0	2,200
Restructuring expenses	0	0	0	0	1,163
Litigation accrual	(83)	102	0	119	5,800
Loss on sales of investment securities	0	255	232	0	0
Unrealized gain on equity securities	(247)	(101)	(867)	(16)	(52)
Amortization of intangible assets	3,437	3,369	3,877	3,576	3,563
Operating pre-tax, pre-provision net revenue (non-GAAP)	$74,263	$68,274	$68,146	$62,905	$60,549

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024				2023
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating pre-tax, pre-provision net revenue per share (non-GAAP)
Diluted earnings per share (GAAP)	$0.94	$0.83	$0.91	$0.76	$0.63
Income taxes	0.28	0.25	0.26	0.23	0.19
Income before income taxes	1.22	1.08	1.17	0.99	0.82
Provision for credit losses	0.11	0.15	0.06	0.12	0.07
Pre-tax, pre-provision net revenue per share (non-GAAP)	1.33	1.23	1.23	1.11	0.89
Acquisition expenses	0.00	0.00	0.00	0.00	0.00
Acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.04
Restructuring expenses	0.00	0.00	0.00	0.00	0.02
Litigation accrual	0.00	0.00	0.00	0.00	0.11
Loss on sales of investment securities	0.00	0.00	0.00	0.00	0.00
Unrealized gain on equity securities	0.00	0.00	(0.01)	0.00	0.00
Amortization of intangible assets	0.07	0.06	0.07	0.07	0.07
Operating pre-tax, pre-provision net revenue per share (non-GAAP)	$1.40	$1.29	$1.29	$1.18	$1.13

Operating net income (non-GAAP)
Net income (GAAP)	$49,793	$43,901	$47,915	$40,872	$33,706
Acquisition expenses	8	66	104	35	7
Tax effect of acquisition expenses	(1)	(15)	(23)	(8)	(1)
Subtotal (non-GAAP)	49,800	43,952	47,996	40,899	33,712
Acquisition-related contingent consideration adjustments	400	(156)	0	0	2,200
Tax effect of acquisition-related contingent consideration adjustments	(41)	35	0	0	(443)
Subtotal (non-GAAP)	50,159	43,831	47,996	40,899	35,469
Restructuring expenses	0	0	0	0	1,163
Tax effect of restructuring expenses	0	0	0	0	(234)
Subtotal (non-GAAP)	50,159	43,831	47,996	40,899	36,398
Litigation accrual	(83)	102	0	119	5,800
Tax effect of litigation accrual	8	(23)	0	(26)	(1,168)
Subtotal (non-GAAP)	50,084	43,910	47,996	40,992	41,030
Loss on sales of investment securities	0	255	232	0	0
Tax effect of loss on sales of investment securities	0	(58)	(52)	0	0
Subtotal (non-GAAP)	50,084	44,107	48,176	40,992	41,030
Unrealized gain on equity securities	(247)	(101)	(867)	(16)	(52)
Tax effect of unrealized gain on equity securities	25	23	193	4	10
Subtotal (non-GAAP)	49,862	44,029	47,502	40,980	40,988
Amortization of intangible assets	3,437	3,369	3,877	3,576	3,563
Tax effect of amortization of intangible assets	(350)	(762)	(864)	(787)	(718)
Operating net income (non-GAAP)	$52,949	$46,636	$50,515	$43,769	$43,833

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024				2023
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating diluted earnings per share (non-GAAP)
Diluted earnings per share (GAAP)	$0.94	$0.83	$0.91	$0.76	$0.63
Acquisition expenses	0.00	0.00	0.00	0.00	0.00
Tax effect of acquisition expenses	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.94	0.83	0.91	0.76	0.63
Acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	0.04
Tax effect of acquisition-related contingent consideration adjustments	0.00	0.00	0.00	0.00	(0.01)
Subtotal (non-GAAP)	0.94	0.83	0.91	0.76	0.66
Restructuring expenses	0.00	0.00	0.00	0.00	0.02
Tax effect of restructuring expenses	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.94	0.83	0.91	0.76	0.68
Litigation accrual	0.00	0.00	0.00	0.00	0.11
Tax effect of litigation accrual	0.00	0.00	0.00	0.00	(0.03)
Subtotal (non-GAAP)	0.94	0.83	0.91	0.76	0.76
Loss on sales of investment securities	0.00	0.00	0.00	0.00	0.00
Tax effect of loss on sales of investment securities	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.94	0.83	0.91	0.76	0.76
Unrealized gain on equity securities	0.00	0.00	(0.01)	0.00	0.00
Tax effect of unrealized gain on equity securities	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.94	0.83	0.90	0.76	0.76
Amortization of intangible assets	0.07	0.06	0.07	0.07	0.07
Tax effect of amortization of intangible assets	(0.01)	(0.01)	(0.02)	(0.01)	(0.01)
Operating diluted earnings per share (non-GAAP)	$1.00	$0.88	$0.95	$0.82	$0.82

Return on assets
Net income (GAAP)	$49,793	$43,901	$47,915	$40,872	$33,706
Average total assets	16,324,320	16,058,219	15,778,974	15,796,867	15,333,131
Return on assets (GAAP)	1.21%	1.09%	1.22%	1.04%	0.87%

Operating return on assets (non-GAAP)
Operating net income (non-GAAP)	$52,949	$46,636	$50,515	$43,769	$43,833
Average total assets	16,324,320	16,058,219	15,778,974	15,796,867	15,333,131
Operating return on assets (non-GAAP)	1.29%	1.16%	1.29%	1.11%	1.13%

Return on equity
Net income (GAAP)	$49,793	$43,901	$47,915	$40,872	$33,706
Average total equity	1,757,467	1,709,791	1,633,875	1,681,211	1,567,381
Return on equity (GAAP)	11.27%	10.21%	11.79%	9.78%	8.53%

Operating return on equity (non-GAAP)
Operating net income (non-GAAP)	$52,949	$46,636	$50,515	$43,769	$43,833
Average total equity	1,757,467	1,709,791	1,633,875	1,681,211	1,567,381
Operating return on equity (non-GAAP)	11.99%	10.85%	12.43%	10.47%	11.10%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024				2023
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Net interest margin
Net interest income	$119,973	$112,745	$109,409	$106,990	$109,190
Total average interest-earning assets	15,035,988	14,796,369	14,604,973	14,578,643	14,222,287
Net interest margin	3.17%	3.03%	3.01%	2.95%	3.05%

Net interest margin (FTE) (non-GAAP)
Net interest income	$119,973	$112,745	$109,409	$106,990	$109,190
Fully tax-equivalent adjustment (non-GAAP)	882	872	953	1,014	1,037
Fully tax-equivalent net interest income (non-GAAP)	120,855	113,617	110,362	108,004	110,227
Total average interest-earning assets	15,035,988	14,796,369	14,604,973	14,578,643	14,222,287
Net interest margin (FTE) (non-GAAP)	3.20%	3.05%	3.04%	2.98%	3.07%

Operating noninterest revenues (non-GAAP)
Noninterest revenues (GAAP)	$76,314	$76,197	$74,390	$70,285	$67,769
Loss on sales of investment securities	0	255	232	0	0
Unrealized gain on equity securities	(247)	(101)	(867)	(16)	(52)
Total operating noninterest revenues (non-GAAP)	$76,067	$76,351	$73,755	$70,269	$67,717

Operating noninterest expenses (non-GAAP)
Noninterest expenses (GAAP)	$125,539	$124,203	$118,999	$118,084	$129,091
Acquisition expenses	(8)	(66)	(104)	(35)	(7)
Acquisition-related contingent consideration adjustments	(400)	156	0	0	(2,200)
Restructuring expenses	0	0	0	0	(1,163)
Litigation accrual	83	(102)	0	(119)	(5,800)
Amortization of intangible assets	(3,437)	(3,369)	(3,877)	(3,576)	(3,563)
Total operating noninterest expenses (non-GAAP)	$121,777	$120,822	$115,018	$114,354	$116,358

Operating revenues (non-GAAP)
Net interest income (GAAP)	$119,973	$112,745	$109,409	$106,990	$109,190
Noninterest revenues (GAAP)	76,314	76,197	74,390	70,285	67,769
Total revenues (GAAP)	196,287	188,942	183,799	177,275	176,959
Loss on sales of investment securities	0	255	232	0	0
Unrealized gain on equity securities	(247)	(101)	(867)	(16)	(52)
Total operating revenues (non-GAAP)	$196,040	$189,096	$183,164	$177,259	$176,907

Noninterest revenues/total revenues
Total noninterest revenues (GAAP) – numerator	$76,314	$76,197	$74,390	$70,285	$67,769
Total revenues (GAAP) – denominator	196,287	188,942	183,799	177,275	176,959
Noninterest revenues/total revenues (GAAP)	38.9%	40.3%	40.5%	39.6%	38.3%

Operating noninterest revenues/operating revenues (FTE) (non-GAAP)
Total operating noninterest revenues (non-GAAP) – numerator	$76,067	$76,351	$73,755	$70,269	$67,717
Total operating revenues (non-GAAP)	196,040	189,096	183,164	177,259	176,907
Fully tax-equivalent adjustment (non-GAAP)	882	872	953	1,014	1,037
Total operating revenues (FTE) (non-GAAP) – denominator	196,922	189,968	184,117	178,273	177,944
Operating noninterest revenues/operating revenues (FTE) (non-GAAP)	38.6%	40.2%	40.1%	39.4%	38.1%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024				2023
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Efficiency ratio (GAAP)
Total noninterest expenses (GAAP) – numerator	$125,539	$124,203	$118,999	$118,084	$129,091
Total revenues (GAAP) – denominator	196,287	188,942	183,799	177,275	176,959
Efficiency ratio (GAAP)	64.0%	65.7%	64.7%	66.6%	72.9%

Operating efficiency ratio (non-GAAP)
Total operating noninterest expenses (non-GAAP) - numerator	$121,777	$120,822	$115,018	$114,354	$116,358
Total operating revenues (FTE) (non-GAAP) - denominator	196,922	189,968	184,117	178,273	177,944
Operating efficiency ratio (non-GAAP)	61.8%	63.6%	62.5%	64.1%	65.4%

Total tangible assets (non-GAAP)
Total assets (GAAP)	$16,386,044	$16,404,700	$15,906,816	$15,858,670	$15,555,753
Goodwill and intangible assets, net	(901,471)	(900,623)	(905,780)	(904,439)	(897,987)
Deferred taxes on goodwill and intangible assets, net	44,618	43,832	44,921	45,433	45,198
Total tangible assets (non-GAAP)	$15,529,191	$15,547,909	$15,045,957	$14,999,664	$14,702,964

Total tangible common equity (non-GAAP)
Shareholders' equity (GAAP)	$1,762,835	$1,784,947	$1,670,180	$1,656,955	$1,697,937
Goodwill and intangible assets, net	(901,471)	(900,623)	(905,780)	(904,439)	(897,987)
Deferred taxes on goodwill and intangible assets, net	44,618	43,832	44,921	45,433	45,198
Total tangible common equity (non-GAAP)	$905,982	$928,156	$809,321	$797,949	$845,148

Shareholders’ equity-to-assets ratio at quarter end
Total shareholders’ equity (GAAP) – numerator	$1,762,835	$1,784,947	$1,670,180	$1,656,955	$1,697,937
Total assets (GAAP) – denominator	16,386,044	16,404,700	15,906,816	15,858,670	15,555,753
Shareholders’ equity-to-assets ratio at quarter end (GAAP)	10.76%	10.88%	10.50%	10.45%	10.92%

Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)
Total tangible common equity (non-GAAP) - numerator	$905,982	$928,156	$809,321	$797,949	$845,148
Total tangible assets (non-GAAP) - denominator	15,529,191	15,547,909	15,045,957	14,999,664	14,702,964
Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)	5.83%	5.97%	5.38%	5.32%	5.75%

Return on tangible equity (non-GAAP)
Net income (GAAP)	$49,793	$43,901	$47,915	$40,872	$33,706
Average shareholders’ equity	1,757,467	1,709,791	1,633,875	1,681,211	1,567,381
Average goodwill and intangible assets, net	(900,118)	(903,281)	(905,134)	(902,215)	(899,027)
Average deferred taxes on goodwill and intangible assets, net	44,225	44,376	45,177	45,315	44,896
Average tangible common equity (non-GAAP)	901,574	850,886	773,918	824,311	713,250
Return on tangible equity (non-GAAP)	21.97%	20.53%	24.90%	19.94%	18.75%

Operating return on tangible equity (non-GAAP)
Operating net income (non-GAAP)	$52,949	$46,636	$50,515	$43,769	$43,833
Average tangible common equity (non-GAAP)	901,574	850,886	773,918	824,311	713,250
Operating return on tangible equity (non-GAAP)	23.36%	21.80%	26.25%	21.36%	24.38%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024				2023
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Book value (GAAP)
Total shareholders’ equity (GAAP) – numerator	$1,762,835	$1,784,947	$1,670,180	$1,656,955	$1,697,937
Period end common shares outstanding – denominator	52,668	52,546	52,523	52,765	53,327
Book value (GAAP)	$33.47	$33.97	$31.80	$31.40	$31.84

Tangible book value (non-GAAP)
Total tangible common equity (non-GAAP) – numerator	$905,982	$928,156	$809,321	$797,949	$845,148
Period end common shares outstanding – denominator	52,668	52,546	52,523	52,765	53,327
Tangible book value (non-GAAP)	$17.20	$17.66	$15.41	$15.12	$15.85

	2024		2023
	4th Qtr	3rd Qtr	4th Qtr
Quarterly Segment Information Reconciliations
Reconciliation of total segment adjusted income before income taxes to total consolidated income before income taxes
Total segment adjusted income before income taxes	$68,055	$60,565	$56,476
Loss on sales of investment securities	0	(255)	0
Unrealized gain on equity securities	247	101	52
Amortization of intangible assets	(3,437)	(3,369)	(3,563)
Litigation accrual	83	(102)	(5,800)
Acquisition-related contingent consideration adjustments	(400)	156	(2,200)
Acquisition expenses	(8)	(66)	(7)
Restructuring expenses	0	0	(1,163)
Total consolidated income before income taxes	$64,540	$57,030	$43,795

Reconciliation of total segment operating noninterest revenues to total consolidated noninterest revenues
Total segment operating noninterest revenues	$77,428	$77,526	$68,904
Elimination of intersegment revenues	(1,361)	(1,175)	(1,187)
Loss on sales of investment securities	0	(255)	0
Unrealized gain on equity securities	247	101	52
Total consolidated noninterest revenues	$76,314	$76,197	$67,769

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